CONVERTIBLE PROMISSORY NOTE

$US 150,000 Executed at: Vancouver, Canada
Dec ___, 2001

ASIA BROADBAND, INC., a Nevada corporation, the principal office of which is located at Suite 130 - 10 Glenlake Parkway, Atlanta, Georgia, USA, with a representative office located in Vancouver, British Columbia, Canada (the "Company" or "Maker"), for value received hereby promises to pay to RICHARD KLEINWORT CONSULTANCY GROUP the ("Holder") with a mailing address 159 New Bond Street, London, W15 2UD, UK, the sum of US$150,000 (ONE HUNDRED AND FIFTY THOUSAND US DOLLARS AND 00/100 CENTS) (the "Note") as shall at the Maturity Date (as hereinafter defined) equal the outstanding principal amount hereof, together with interest thereon at the rate specified below, on the terms and conditions set forth hereinafter.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Principal and Interest. Except as provided herein and in Section 4 hereof, all payments (principal and interest) under this Note shall be by check, cashier's check, wire transfer or other immediately available funds payable in United States and shall be due and payable in one lump sum payment twenty-four (24) months from the date hereof (the "Maturity Date"). The Note shall not bear interest through the Maturity Date.

2. Event of Default. An "Event of Default" shall mean: (i) failure by the Company to pay the Note at the Maturity Date, or (ii) any breach of any other obligation, undertaking or covenant under this Note. Upon the occurrence of an Event of Default, the Holder of the Note may declare the entire principal immediately due and payable, without notice or demand to the Company. At any time or times during which an Event of Default shall then exist or upon the Maturity Date, the interest rate under this Note shall be equal to five percent (5%) per annum. and shall be due and payable ON DEMAND.

3. Prepayment. The Company may prepay this Note in whole or in part by giving Holder notice in writing. In recognition of Holder's conversion rights pursuant to Section 4 hereof, Holder has the right to exercise such conversion rights prior to the Company prepaying the Note, including those rights of Company provided for in Section 4.5 hereof.

4. Conversion.

4.1. Voluntary Conversion. The Holder of this Note has the right, at the Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert the outstanding principal under this Note, in accordance with the provisions of Section 4.2 hereof, in whole or in part, but in denominations of not less than Ten Thousand Dollars ($10,000) (unless the entire principal balance of this Note is being converted), into fully paid and non-assessable shares of common stock, $.001 par value per share, of the Company (the "Common Stock"). The number of shares of Common Stock into which the outstanding principal of this Note may be converted ("Conversion Shares") shall be determined by dividing the principal amount for which conversion is requested by the Conversion Price (as defined below) in effect at the time of such conversion. The Conversion Price shall be equal to THIRTY CENTS ($US0.30) per share. If applicable, the Conversion Price shall be adjusted pursuant the provisions of Section 5 hereof.

4.2. Conversion Procedure. Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same, and shall state therein the name or names in which the certificate for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company) for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

4.3. Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

4.4. Mechanics and the Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted. If the conversion is for less than the entire outstanding principal balance of this Note, then the Holder and Maker shall execute an estoppel certificate or other type of document which will confirm the current outstanding principal balance of the Note after such partial conversion for the remaining balance of the Note along with the revised payment terms. Upon conversion of the full amount of this Note, the Company shall be forever released from all obligations and liabilities under this Note.

4.5. Mandatory Redemption of Note by Maker. The Maker of this Note has the right, at the Makers option, at any time to redeem this Note upon 30 days written notice to Holder upon the occurrence of either: (i) the closing price of the Company's common stock as quoted on the NQB OTC (the "Pink Sheets") is more than double the Conversion Price for 20 consecutive trading days; or (ii) the redemption is from proceeds of future equity offering(s) by the Company (the "Redemption Right"). In the event that Company elects to redeem the Note pursuant to this Section 4.5, Holder has the right to exercise the conversion rights provided for in this Section 4 at any time prior to the effective date of notice of the Redemption Right.

5. Conversion Price Adjustments.

5.1 Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

5.2 Adjustments for Reverse Stock Splits. If the numbers of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

5.3 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company hereby agrees to not pledge, restrict or otherwise encumber the shares of Common Stock that have been reserved for the conversion of the Note by Holder.

6. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns and transferees of the parties. Neither the Company nor the Holder may assign its rights and/or obligations hereunder without the prior written consent of the other.

7. Notices. All notices, requests, consents and other communications hereunder to any party, shall be deemed to be sufficient if in writing and (i) delivered in person, (ii) delivered and received by telex, telecopier, telegram, if a confirmatory mailing in accordance herewith is also made, (iii) duly sent by registered mail return receipt requested and postage prepaid or (iv) duly sent by overnight delivery service, addressed to such party at the address set forth in the Agreement.

All such notices and communications shall be deemed to have been received: (i) at the time personally delivered (including delivery by telex, telecopier and telegram), (ii) three days after mailed to the foregoing persons at the addresses set forth above; (iii) the next day when sent by overnight delivery service; provided that rejection or other refusal to accept or inability to deliver because of changed address for which no notice has been received shall also constitute receipt.

8. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or other distributions shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

9. Registration Rights. The Company hereby grants to Holder "piggy-back" registration rights for all Conversion Shares issued to Holder pursuant to the terms of that certain Registration Rights Agreement executed as of the date hereof and attached hereto as Exhibit "A" hereto.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

1l. Waivers. The Company and all endorsers of this Note hereby waive demand, presentment, notice of non-payment, dishonor and protest.

12. Attorneys' Fees. In case suit shall be brought for the collection hereof, or if it is necessary to place the same in the hands of an attorney for collection, the Company and all endorsers of the Note agree to pay reasonable attorneys' fees incurred in connection with such collection, including but not limited to all fees and costs incident to any appellate, post-judgment and bankruptcy proceedings that may result, whether the Holder hereof is obligated therefore or not.

13. Amendment. This Notice may not be amended or modified, nor shall any waiver of any provisions hereof be effective, except by an instrument in writing executed by the Holder of this Note. Failure or delay by the Holder in exercising, or a single or partial exercise of, any power or right hereunder shall not operate as a waiver thereof or of any other power or right or preclude any other or future exercise of that or any other power or right. A waiver or any power or right hereunder shall be in writing, shall be limited to the specific instance and shall not be deemed a waiver of such power or right in the future or a wavier of any other power or right.

14. Nonassumability. This Note is not assumable without the Holder's prior written consent. Such assumption may be granted at the Holder's sole discretion and may be denied without regard to a showing of an impairment of the Holder's security of an evaluation of the creditworthiness of the proposed assuming party. No assumption shall affect Holder's rights to Conversion Shares of the Company pursuant to Section 5 hereof.

15. No Set-off. Neither this Note nor any obligations or liabilities of the Company hereunder shall be subject to set-off, defense or reduction against Holder(s) for any reason whatsoever other than prior repayment in accordance with the terms of this Note, and the Company hereby waives and releases any right at law, or in equity, to assert any such set-off, defense or reduction.

16. WAIVER OF JURY TRIAL. THE COMPANY, BY EXECUTION HEREOF, AND THE HOLDER, BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT OF A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.

THE COMPANY, BY EXECUTION HEREOF, AND IN WITNESS WHEREOF, the Company has caused this Note to be issued this ____ day of May 2002.

MAKER:

ASIA BROADBAND, INC.

By:

Its:

"Schedule 1"

NOTICE TO CONVERT

(To Be Signed Only Upon Conversion of Note)

Asia Broadband, Inc.

In accordance with Section 4 of that certain Convertible Demand Promissory Note dated March ____, 2002, the undersigned Holder of the foregoing Note, hereby elects to convert the entire unpaid principal amount of such Note into Common Stock of Asia Broadband, Inc., a Nevada corporation and requests that the certificate for such shares be issued in the name of __________________________________________ and delivered to the following address: _______________________________________________________.

Dated: _____________, 20

(Signature must conform in all respects to name of Holder as specified on the face of the Note)

(Address)